CHAIRMAN OF THE BOARD SERVICES AGREEMENT

This Chairman of the Board Services Agreement (the “Agreement”) is entered into as of June 11, 2026 (the “Execution Date”) by and between Stewards, Inc., a Nevada corporation (the “Company”), and Glen Steward (“Director”). This Agreement shall be effective as of June 1, 2026 (the “Effective Date”).

WHEREAS, Director previously served as Chief Strategy Officer of the Company (or its predecessor, Favo Capital, Inc.) pursuant to a prior employment agreement, which has been terminated or superseded;

WHEREAS, the Board of Directors of the Company (the “Board”) has previously appointed Director to serve as a member of the Board and currently as Chairman of the Board and;

WHEREAS, Director is not an employee of the Company and will serve in a non-employee capacity;

WHEREAS, Director is a significant shareholder of the Company and beneficial owner of certain affiliated entities, and the parties wish to address potential conflicts of interest in a transparent manner; and

WHEREAS, the Company and Director desire to set forth the terms and conditions of Director’s service as Chairman of the Board and as a Director.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I – APPOINTMENT AND TERM

1.1  Appointment. The Company hereby engages Director to serve as Chairman of the Board and as a member of the Board of Directors. Director accepts such appointment and agrees to serve in such capacities.

1.2  Term. Director’s service under this Agreement shall commence on the Effective Date and shall continue until Director’s resignation, removal, or the expiration of Director’s term as a director in accordance with the Company’s Articles of Incorporation and Bylaws, or until this Agreement is terminated in accordance with its terms (the “Term”).

1.3  Non-Employee Status. Director acknowledges and agrees that Director is serving as a non-employee director and Chairman. Director shall not be entitled to any employee benefits, including but not limited to participation in any employee retirement, health, or welfare plans, except as expressly provided in this Agreement.

ARTICLE II – DUTIES AND RESPONSIBILITIES

2.1  Duties as Chairman. As Chairman of the Board, Director shall:

▪  Preside over meetings of the Board;

▪  Provide leadership to the Board and facilitate effective communication between the Board and management;

▪  Work with the Chief Executive Officer and other members of senior management on strategic matters;

▪  Perform such other duties as are customary for the Chairman of the Board of a public company or as may be reasonably requested by the Board.

2.2  Duties as Director. As a member of the Board, Director shall perform all duties required of a director under Nevada law, the Company’s Articles of Incorporation and Bylaws, and applicable rules and regulations of any stock exchange on which the Company’s securities are listed.

2.3  Time Commitment. Director agrees to devote such time, attention, and effort as is reasonably necessary to perform the duties of Chairman and Director. Director may engage in other business,

professional, or investment activities, provided such activities do not materially interfere with Director’s duties under this Agreement or create an unmanageable conflict of interest.

ARTICLE III – COMPENSATION

3.1  Cash Retainer. In consideration for Director’s services as Chairman of the Board, the Company shall pay Director an annual cash retainer in the amount of $592,200 (the “Cash Retainer”). The Cash Retainer shall be paid quarterly in advance. Director shall be solely responsible for all applicable federal, state, and local income taxes and self-employment taxes arising from payments under this Agreement. The

Company shall report the Cash Retainer on Form 1099-NEC (or such other form as may be required).

3.2  Equity Compensation. Director shall be eligible to receive equity-based compensation (including restricted stock units or other awards) as determined by the Board or the Compensation Committee from time to time, consistent with the Company’s equity compensation policies and practices for non-employee directors and the Executive Compensation Program framework dated October 23, 2025.

3.3  Existing Equity Holdings. Director’s existing equity interests in the Company (including Series A Preferred Stock and Series B Preferred Stock) and in any affiliated entities shall remain subject to the terms of the applicable governing documents. This Agreement does not modify, amend, or supersede any rights or obligations with respect to such existing equity interests.

3.4  No Other Compensation. Except as expressly set forth in this Agreement, Director shall not be entitled to any additional compensation, bonuses, or benefits for services rendered under this Agreement.

ARTICLE IV – EXPENSE REIMBURSEMENT

The Company shall reimburse Director for all reasonable and documented out-of-pocket expenses incurred in connection with Director’s service as Chairman and Director, including travel, lodging, and other expenses incurred in attending Board and committee meetings or performing other Board-related duties, in accordance with the Company’s expense reimbursement policies.

ARTICLE V – CONFIDENTIALITY AND NON-DISPARAGEMENT

5.1  Confidentiality. Director agrees to maintain the confidentiality of all non-public information relating to the Company and its business, and shall not disclose such information except as required in the performance of Director’s duties or as required by law.

5.2  Non-Disparagement. Director agrees not to make any disparaging or defamatory statements regarding the Company, its officers, directors, or business. The Company agrees not to make any disparaging or defamatory statements regarding Director.

ARTICLE VI – INDEMNIFICATION AND LIABILITY

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6.1  Indemnification. The Company shall indemnify and hold harmless Director to the fullest extent permitted by Nevada law (including NRS 78.7502 and NRS 78.751) and the Company’s Articles of Incorporation and Bylaws with respect to any claims, liabilities, losses, damages, costs, or expenses (including reasonable attorneys’ fees) arising out of or related to Director’s service as Chairman or Director.

6.2  D&O Insurance. The Company shall maintain directors’ and officers’ liability insurance coverage for Director on terms no less favorable than those provided to other directors and officers of the Company.

ARTICLE VII – CONFLICTS OF INTEREST AND RELATED-PARTY TRANSACTIONS

7.1  Acknowledgment of Ownership. Director acknowledges that Director is a significant shareholder and beneficial owner of affiliated entities. Director agrees to disclose any actual or potential conflicts of interest to the Board promptly.

7.2  Related-Party Transactions. Any transaction between the Company and Director (or any entity in which Director has a material interest) shall be subject to the approval requirements of Nevada law

(including NRS 78.140) and the Company’s policies on related-party transactions. Director shall recuse himself from any Board vote on matters in which Director has a material conflict of interest.

ARTICLE VIII – TERMINATION

8.1  Termination. This Agreement may be terminated:

▪  By either party upon written notice in the event of Director’s resignation or removal from the Board;

▪  By the Company upon written notice if Director materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice; or

▪  Automatically upon the expiration or termination of Director’s service as a director.

8.2  Effect of Termination. Upon termination, Director shall be entitled to any unpaid Cash Retainer earned through the date of termination and reimbursement of approved expenses. No severance or other payments shall be due upon termination, except as may be provided under any equity award agreements.

ARTICLE IX – MISCELLANEOUS

9.1  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

9.2  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations relating to Director’s service as Chairman or Director. Director’s existing equity holdings remain governed by their separate agreements.

9.3  Amendment. This Agreement may not be amended or modified except by a written instrument signed by both parties.

9.4  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

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9.5  Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Chairman of the Board Services Agreement as of the Effective Date.

STEWARDS, INC.

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Chief Executive Officer

DIRECTOR

/s/ Glen Steward

Glen Steward

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